                                                               Exhibit (k)(iii)

April 28, 2003

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

       I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 for Enterprise Executive Advantage, issued through New England Variable Life Separate Account (File No. 333-46401).

                                               Very truly yours,

                                               /s/ Anne M. Goggin

                                               Anne M. Goggin
                                               Senior Vice President and
                                               General Counsel